Exhibit 10.2

THE HABIT RESTAURANTS, INC.

2014 OMNIBUS INCENTIVE PLAN

Nonstatutory Stock Option

1.	Grant of Option.

This certificate evidences a nonstatutory stock option (this “Stock Option”) granted by The Habit Restaurants, Inc., a Delaware corporation (the “Company”), on [            ] (the “Date of Grant”) to [                    ] (the “Participant”) pursuant to and subject to the terms of the Company’s 2014 Omnibus Incentive Plan (as from time to time in effect, the “Plan”).

Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, up to a total of [            ] shares of common stock of the Company (“Shares”) at $[            ] per Share, which is the per-Share fair market value (as determined by the Administrator) of the common stock of the Company on the date of grant of this Stock Option. The latest date on which this Stock Option, or any part thereof, may be exercised is [            ] (the “Final Exercise Date”). The Stock Option evidenced by this certificate is intended to be, and is hereby designated, a nonstatutory stock option (that is, an option that does not qualify as an incentive stock option as defined in Section 422 of the Code). No portion of this Stock Option may be exercised unless, within 14 days of the Date of Grant, the Participant has acknowledged and accepted the grant by signing a copy of this certificate in the space indicated below and returning it to [                ].

Subject to adjustment as provided in Section 7 of the Plan and subject to the other provisions of this Stock Option and the Plan, this Stock Option, unless earlier terminated, expired or forfeited, shall vest as follows:

[Specific vesting terms to be specified in each grant]

Notwithstanding the foregoing, but subject to the last sentence of this paragraph, upon termination of the Participant’s Employment for any reason, any portion of this Stock Option that is not then vested and exercisable will promptly expire and the remainder of this Stock Option will remain exercisable for 45 days; provided, that (i) any portion of this Stock Option held by the Participant immediately prior to termination of the Participant’s Employment by reason of the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for one year instead of for 45 days and shall expire at the end of such one-year period to the extent not earlier exercised; and (ii) if the Participant’s Employment is terminated for Cause or otherwise terminates in circumstances described in Section 6(a)(4)(D) of the Plan, any portion of this Stock Option held by the Participant immediately prior to such termination of Employment will immediately terminate and be forfeited. Notwithstanding the foregoing, in no event shall any portion of this Stock Option be exercisable or remain outstanding after the Final Exercise Date.

2.	Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing or effectuated by such web-based or other telephonic or electronic means as the Administrator may prescribe, signed

(including by any such means as the Administrator may prescribe) by the Participant (or legally appointed representative, in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; (ii) through a broker-assisted exercise program acceptable to the Administrator; or (iii) by such other means or combination of means, if any, as the Administrator may accept. In the event that this Stock Option is exercised by a person other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of such person to exercise this Stock Option.

3.	Restrictions on Transfer of Shares; Recovery of Compensation.

If at the time this Stock Option is exercised the Company or any of its shareholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator). In addition, the Participant expressly acknowledges and agrees that his or her rights under the Stock Option, including to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan, including any clawback or similar policy maintained by the Company, as such policy may be amended and in effect from time to time.

4.	Withholding; Agreement to Provide Security.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes).

5.	Transfer of Stock Option.

This Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.	Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished or made available to the Participant. By accepting this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

The Habit Restaurants, Inc.

By

Dated: [                         ]

Acknowledged

[Name of Participant]

Dated: [                         ]